N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
ClearBridge Sustainability Leaders Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Statement of Additional Information as filed with the Securities and Exchange
Commission pursuant to Rule 497 of the
Securities Act of 1933 on June 1, 2015
(Accession No. 0001193125-15-208742).  The
Registrant  also incorporates by reference Post-
Effective Amendment No. 337 to Form N-1A filed on April 16, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No.
0001193125-15-132497).